Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), dated as of the 1st day of September, 2015 (the “Effective Date”), is entered into by and between LSB Industries, Inc., Oklahoma City, Oklahoma (the “Company”) and Daniel D. Greenwell (“Executive”).

IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

1. Employment. The Company hereby agrees to employ Executive as the Interim Chief Executive Officer of the Company, and Executive hereby accepts employment, on the terms and conditions set forth in this Agreement. During the Term, Executive will serve as Interim Chief Executive Officer of the Company and will report directly to the Board of Directors of the Company (the “Board”) and shall perform all services reasonably required to fully execute the duties and responsibilities associated with such position. In addition, Executive shall continue to serve as a member of the Board and termination of Executive’s employment shall not effect Executive’s status as a Board member.

2. Term. Executive or Company may terminate Executive’s employment under this Agreement at any time upon thirty (30) days written notice. The Company may terminate Executive’s employment for Cause without notice. For purposes of this Agreement “Cause” shall mean termination of employment for one of the following reasons: (i) Executive’s conviction of or plea of no contest to a felony or other crime involving fraud, dishonesty or moral turpitude; (ii) Executive’s commission of a willful wrongful act intending to enrich himself at the expense of the Company, or that causes serious injury, monetary or otherwise, to the Company; (iii) Executive’s willful or reckless neglect or misconduct in the performance of his duties which results in a material adverse effect on the Company; (iv) Executive’s material violation or disregard of a Company policy; or (v) Executive’s habitual or gross neglect of duties. Provided that, an act, or failure to act, shall not constitute Cause if it can reasonably be cured by Executive within 10 business days after Executive is given written notice by the Board. The determination of whether it can reasonably be cured shall be determined by the Board. The “Term” shall mean the period from September 1, 2015 through the date Executive’s employment terminates.

3. Compensation and Related Matters.

(a) Base Salary. During the Term, the Company will pay Executive a base salary of $100,000.00 per month (“Base Salary”), payable bi-weekly in accordance with the Company’s customary payroll practices between September 1, 2015 and December 31, 2015. Following December 31, 2015 the Base Salary shall continue on a month to month basis until an alternative compensation program is established by the Company in its discretion.

(b) Bonus. Executive will not be eligible to participate in the Company’s bonus program with respect to the 2015 calendar year and until such time as a new compensation program is established for Executive by the Company.

(c) Welfare, Retirement and Incentive Benefit Plans. During the Term, Executive (and his spouse and/or dependents to the extent provided in the applicable plans and programs) will be entitled to participate in and be covered under all of the welfare benefit plans or programs regularly maintained by the Company for the benefit of its employees, pursuant to the terms of such plans and programs including, without limitation, all medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. If Executive is unable to participate in the Company’s health plan on the Effective Date, the Company will reimburse him monthly for the difference in the cost of the premiums paid for coverage for himself and his family and the cost that he would have otherwise incurred had he been eligible to participate in the Company’s health plan until such time as he is able to participate in the Company’s health plan. In addition, during the Term, Executive will be eligible to participate in all retirement, savings and other employee benefit plans and programs regularly maintained from time to time by the Company for the benefit of its employees. Vacation will be determined in accordance with the Company’s vacation policy except Executive will be eligible for four (4) weeks of vacation as of the Effective Date.

(d) Expenses. Executive will be reimbursed for reasonable business expenses incurred in the performance of his duties and services in furtherance of the business of the Company upon presentation by Executive of an itemized account, accompanied by appropriate substantiation of such expenses as required by the Internal Revenue Code and the Company’s business reimbursement policy.

4. Temporary Housing Expenses. Subject to Section 14, the Company will reimburse Executive for his reasonable expenses associated with travel from his current residence to the Oklahoma City metropolitan area. Such expenses shall include (i) the cost of reasonable temporary housing in the Oklahoma City metropolitan area for the term, with such reimbursement paid monthly to Executive; and (ii) travel expenses associated with travel between Executive’s permanent residence in Sioux City, IA and Oklahoma City, OK, with such payment made within 30 days of receipt of documentation of such expenses.

5. Termination. If Executive’s employment is terminated:

(a) the Company will pay Executive his Base Salary and his accrued and unused vacation pay determined under the terms of the Company’s vacation policy through the date of termination, within 30 days following the date of termination;

(b) the Company will reimburse Executive, pursuant to the Company’s policy, for reasonable business expenses incurred, but not paid, prior to the date of termination, unless such termination resulted from a misappropriation of Company funds, and the expenses which remain unreimbursed under Section 4, with such reimbursements made in the next payroll following the date of Executive’s termination of employment; and

(c) Executive will be entitled to any other rights, compensation and/or benefits as may be due to Executive following termination to which he is otherwise entitled in accordance with the terms and provisions of any plans or programs of the Company or any other agreement between Executive and the Company.

6. Nondisclosure of Confidential Information. Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information of the Company or any affiliated entities (ii) other information heretofore or hereafter acquired by the Company or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company or any affiliated entity relating to the business, operations, employees and customers of the Company or any affiliated entity (all such information described in clauses (i), (ii) and (iii) above, other than information which is known to the public (or within the relevant trade or industry) or becomes known to the public (or within the relevant trade or industry) through no fault of Executive, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of his employment by the Company after the date hereof, Executive has acquired and will acquire Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company. Accordingly, at any time during or after the Term, Executive shall not, except in the proper performance of his duties under this Agreement, directly or indirectly, without the prior written consent of the Company, disclose to any person other than the Company, whether or not such a person is a competitor of the Company, and shall use his best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the date hereof. Notwithstanding the foregoing, Executive may disclose to other persons, as part of his occupation, information with respect to the Company or any affiliated entity, which (i) is of a type generally not considered by standards of the Company’s industries to be proprietary, or (ii) is otherwise consented to in writing by the Company. This paragraph does not prohibit Executive from reporting possible violations of federal and/or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress or any agency Inspector General and/or the Equal Employment Opportunity Commission (or a similar fair employment practices agency of Executive’s state of residence or employment) (each a “Governmental and/or Regulatory Agency”), or from disclosing Confidential Information as required by law or any Governmental or Regulatory Agency.

7. Indemnification and Insurance. Executive shall be indemnified and held harmless by the Company during the Term and following any termination of his employment for any reason whatsoever in the same manner as would any other key management employee of the Company with respect to acts or omissions occurring on or prior to the termination of employment of Executive. In addition, during the Term and for a period of three years following the termination of Executive’s employment for any reason whatsoever, Executive shall be covered by a Company-held directors and officers liability insurance policy covering acts or omissions occurring on or prior to the termination of employment of Executive. Executive shall also remain entitled to the protections of the two indemnification agreements he has entered into with the Company dated as of September 1, 2015.

8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

At his last known address

evidenced on the Company’s

payroll records.

If to the Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, OK 73107

Attn: General Counsel

or to such other address as any party may have furnished to the others in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

9. Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation.

10. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma without regard to its conflicts of law principles.

11. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

13. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.

14. Section 409A. Notwithstanding anything else to the contrary herein, to the maximum extent permitted, this Agreement shall be interpreted to provide payments that are exempt from Section 409A of the Internal Revenue Service of 1986, as amended, and its implementing regulations and notices (“Code Section 409A”) or in compliance therewith, as applicable, and shall be interpreted consistent with this intent. With respect to any payment constituting nonqualified deferred compensation subject to Code Section 409A: (A) all expenses, in-kind benefits or other reimbursements provided herein shall be payable in accordance with the Company’s policies in effect from time to time and this Agreement, but in any event the reimbursement of eligible expenses shall be made on or prior to the last day of the taxable year following the calendar year in which such expenses were incurred by Executive; (B) no reimbursement of eligible expenses incurred or in-kind benefits provided in any calendar year shall in any way affect the expenses eligible for reimbursement or the provision of in-kind benefits in any other calendar year; and (C) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit.

15. Other Agreements. For and in consideration of the terms and conditions set forth in this Agreement, and for and in consideration of employment with the Company, Executive agrees to abide by the Company’s Confidentiality and Assignment Agreement which he executed on September 1, 2015 and the Company’s Business Conduct Policy.

IN WITNESS WHEREOF, the parties have executed this Agreement on October 26, 2015 to be effective on the date first above written.

LSB INDUSTRIES, INC., Oklahoma City, Oklahoma

By:	/s/ Jack Golsen
Jack Golsen, Executive Chairman

“COMPANY”

/s/ Daniel D. Greenwell
Daniel D. Greenwell

“EXECUTIVE”